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                                                                      EXHIBIT 9



                               PROVIDENT MUTUAL
                  1050 WESTLAKES DRIVE, BERWYN, PA 19312-2419
                   P.O. BOX 1717, VALLEY FORGE, PA 19482-1717
              (610) 407-1239, (800) 523-4681, FAX: (610) 407-1379


                               ADAM SCARAMELLA
                                   COUNSEL

                                                                April 30, 1998

Provident Mutual Life Insurance Company
1050 Westlakes Drive
Berwyn, PA 19312


                RE:  Provident Mutual Life Insurance Company
                     Provident Mutual Variable Growth Separate Account, et al. (File No. 33-70926)


Gentlemen:

I hereby consent to the use of my name under the heading "Legal Matters" filed as part of Post-Effective Amendment No. 5 to the Registration Statement on Form N-4 (File No. 33-70926) for the Provident Mutual Variable Annuity Separate Account.


                                                Very truly yours,

                                                /s/ ADAM SCARAMELLA
                                                -------------------------------
                                                Adam Scaramella





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